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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form S-6 (Registration No. 333-64417) of our report dated February 12, 2001 and February 11, 2000, relating to the financial statements of MONY America Variable Account L -- MONY Custom Estate Master, and our report dated February 8, 2001 relating to the financial statements of MONY Life Insurance Company of America, each of which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York

April 17, 2001